Exhibit 10.9

MILAN PARENT, LLC

AMENDED AND RESTATED 2019 PHANTOM INCENTIVE EQUITY PLAN

1.             Purposes.

The purpose of the Amended and Restated Milan Parent, LLC 2019 Phantom Incentive Equity Plan is to advance the interests of Milan Parent, LLC (the “Company”) by providing a means to attract and retain qualified employees, consultants and directors upon whose efforts and judgment its success is largely dependent. The Plan amends and restates in its entirety the Milan Parent, LLC 2019 Phantom Incentive Equity Plan (the “Original Plan”).

2.             Definitions.

For purposes of the Plan, capitalized terms shall be defined in Appendix A.

3.             Administration.

(a)            Authority of the Board. The Plan shall be administered by the Board, and the Board shall have full authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)           to select Eligible Persons to whom Awards may be granted;

(ii)          to determine the type and number of Awards to be granted, the terms and conditions of any Award to be granted under the Plan, and all other matters to be determined in connection with any such Award;

(iii)         to determine whether, to what extent, and under what circumstances an Award to be granted may be canceled, forfeited, exchanged, or surrendered;

(iv)         to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(v)          to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Board may deem necessary or advisable to administer the Plan;

(vi)         to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(vii)        to accelerate the vesting of all or any portion of any Award; and

(viii)       to make all other decisions and determinations as may be required under the terms of the Plan or as the Board may deem necessary or advisable for the administration of the Plan.

(b)           Manner of Exercise of Board Authority. The Board shall have sole discretion in exercising its authority under the Plan. Any action of the Board with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, its Subsidiaries, Eligible Persons and any person claiming any rights under the Plan from or through any Eligible Person, and Members. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board. The Board may delegate to other members of the Board or officers or managers of the Company or any of its Subsidiaries the authority, subject to such terms as the Board shall determine, to perform administrative functions.

(c)           Limitation of Liability. Each member of the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any of its Subsidiaries, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board, and no officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)           Limitation on Board’s Authority under 409A. Anything in this Plan to the contrary notwithstanding, the Board’s authority, if any, to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A to become deferred compensation subject to Section 409A or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A to fail to meet the requirements prescribed by Section 409A.

4.             Units Subject to the Plan.

(a)           Subject to adjustments as provided in Section 4(b), the total number of Phantom Units reserved for issuance in connection with Awards under the Plan shall be 25,296. If, after the Effective Date, any Phantom Unit (or any Phantom Unit granted under the Original Plan) is forfeited, or if any Phantom Unit (or any Phantom Unit granted under the Original Plan) has expired, terminated or been cancelled for any reason whatsoever, and in any such case a Participant has received no benefits of ownership with respect to such forfeited, expired, terminated or cancelled Phantom Unit, then such Phantom Unit (or any Phantom Unit granted under the Original Plan) shall revert to the Company and shall become available to the Company to re-issue.

(b)           In the event that the Board shall determine that any transaction or event, including a capital contribution, affects the Units or the Phantom Units such that an adjustment to the Phantom Units (or the Base Amount thereof) (or any Phantom Unit granted under the Original Plan) is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Board shall make such equitable changes or adjustments as it deems appropriate.

5.             Terms of Awards.

(a)           General. All Awards are granted on and subject to the terms and conditions set forth in, and the Participants shall have the rights and be subject to the restrictions set forth in, this Plan and the applicable Award Agreement. In addition, the Board may, at the date of grant or thereafter (subject to Section 6(d)) impose on any Award such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine, and may at any time impose on any Award any terms and conditions required by applicable law. No Award will be valid unless and until both parties sign an Award Agreement evidencing such Award.

(b)           Vesting and Payment. Each Award Agreement shall set out the terms and conditions under which an Award shall be eligible to become vested and the Payment Dates applicable to the vested portion of such Award.

(c)           Restrictions on Transfer. Except as provided in an applicable Award Agreement or as otherwise permitted by the Board, no Participant may Transfer any Phantom Unit issued under the Plan (or any interest therein) and any such Transfer shall be void and unenforceable against the Company or any of its Affiliates.

6.             General Provisions.

(a)           Compliance with Legal Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations.

(b)           No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any individual the right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any individual’s employment or other service relationship at any time.

(c)           Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any payment relating to an Award under the Plan, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

(d)           Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Board’s authority to grant Awards under the Plan without the consent of Members or Participants, provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may, taking into account any related action, disproportionately and adversely affect the rights of such Participant under any Award theretofore granted to such Participant. The Board may waive any conditions or rights under, amend any terms (including the Base Amount) of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may, taking into account any related action, disproportionately and adversely affect the rights of such Participant under any Award theretofore granted to such Participant. Notwithstanding anything to the contrary in this Section 6(d), (i) no amendment or alteration to the Plan or any Award made to reflect the issuance of additional Units or classes of Units (whether such additional Units are being granted rights that are junior to, pari passu with or senior to the rights held by the Participants) shall require the consent of any Participant and (ii) in the event of the consummation of an Initial Public Offering, the Board, without the consent of Members or Participants, may make such amendments, adjustments or other modifications to the Plan and the outstanding Awards thereunder (including, without limitation, to provide for payment in the form of equity securities of the Company or any of its Affiliates) as it may determine are appropriate.

(e)           No Rights to Awards. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees.

(f)            Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” supplemental compensation program that is not designed to systematically defer compensation payments until the termination of employment or otherwise provide retirement income. Any payment to be made in respect of a Phantom Unit will be payable from the general assets of the Company, and no special or separate reserve, fund or deposit will be made to assure any payment under the Plan. The obligation to make any payment hereunder lies solely with the Company and its successors and assigns. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of this Plan. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right shall be the same as and no greater than the right of any unsecured general creditor of the Company. To the extent that the Company’s obligations hereunder are satisfied through sources other than by the direct payment by the Company, the Company’s obligation hereunder shall be reduced accordingly.

(g)           Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the Members for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)           Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i)            No Trust or Fiduciary Relationship Created. Neither the Plan nor any issuance made under the Plan shall create or be construed to create a trust or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.

(j)            Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Plan or any other matter arising out of or in connection with this Plan or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k)           Effective Date; Plan Termination. This Plan shall become effective as of July 23, 2019 (the “Effective Date”). The Plan shall terminate as to future awards on the date which is twelve (12) years after the Effective Date.

(l)            Section 409A. The Plan and Awards issued thereunder are intended to be exempt from or to comply with Section 409A and shall be interpreted consistent with such intent. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. To the extent that any payment with respect to any Phantom Units constitutes “nonqualified deferred compensation” subject to Section 409A, such payment shall not be made in connection with a Termination of Service unless such Termination of Service constitutes a “separation from service” under Section 409A. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that, following the Effective Date, the Board determines that any payment under an Award may be immediately taxable to a Participant under Section 409A, the Board reserves the right to (without any obligation to do so or to indemnify any Participant for failure to do so), in its sole discretion, adopt such amendments to the Plan and the applicable Award Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines to be necessary or appropriate (i) to preserve the intended tax treatment of the benefits provided with respect to the Award, to preserve the economic benefits with respect to the Award, or to avoid less favorable accounting or tax consequences for the Company and/or (ii) to exempt the Phantom Units from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Plan or any Award Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from a Participant or any other individual to the Company or any of its Affiliates, employees or agents.

(m)          Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(n)           Foreign Participants. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or engage any employees or other service providers, the Board, in its sole discretion, shall have the power and authority to (i) determine which Subsidiaries shall be covered by the Plan, (ii) determine which Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, and (iv) establish subplans and modify the terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices). For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

Appendix A

Definitions. The following terms used in this Plan or any Award Agreement thereunder shall have the following meanings (unless otherwise expressly provided in this Plan or any Award Agreement):

(a)           “Act” means Delaware Limited Liability Company Act.

(b)           “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of the Family Group of such individual.

(c)           “Award” means any award of Phantom Units granted to an Eligible Person under this Plan.

(d)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e)           “Base Amount”, with respect to a Phantom Unit, means an amount determined by the Board at the time such Phantom Unit is issued, which amount shall, unless otherwise specified by the Board, be the sum of (i) the amount set forth as the Base Amount in the applicable Award Agreement, and (ii) the amount of all Capital Contributions (if any) made after the date such Phantom Unit is issued.

(f)            “Board” means the board of managers of the Company or its designee.

(g)           “Capital” means the amount of cash and the net Fair Market Value of any property contributed to the Company by the Members pursuant to the terms of the LLC Agreement.

(h)           “Capital Contribution” means any amount of Capital contributed to the Company by a Member pursuant to the terms of the LLC Agreement. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of the Units of such Member.

(i)             “Cash Distributions” means actual cash proceeds or Cash Equivalent proceeds received by the LGP Entities in respect of the LGP Equity Investment on or after the Effective Date, including (a) any cash dividends, cash distributions or cash interest made or paid by the Company or any of its Subsidiaries in respect of the LGP Equity Investment (but excluding any management and similar fees, tax distributions, expense reimbursements or other amounts payable that are not directly attributable to such investment) and (b) any cash or Cash Equivalents received for the Transfer or other disposal of any portion of the LGP Equity Investment (including, without limitation, any cash or Cash Equivalents received by the LGP Entities upon the conversion of non-Cash Distributions realized by the LGP Entities on the LGP Equity Investment).

(j)             “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government; (b) marketable securities not subject to transfer restrictions; (c) certificates of deposit or bankers acceptances with maturities of one year or less from institutions with at least $1 billion in capital and surplus and whose long-term debt is rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s; or (d) commercial paper issued by a corporation rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s and in each case maturing within one year. Notwithstanding the foregoing, if any Member receives non-marketable securities, such securities shall be counted for purposes of determining proceeds received when converted to cash, Cash Equivalents or marketable securities not subject to transfer restrictions, provided, that any service-based requirement shall be satisfied as of the receipt of such non-marketable securities.

(k)            “Cause”, with respect to any Participant, means (i) “Cause” as defined in any employment, consulting or similar agreement between the Participant and the Company or any of its Subsidiaries in effect at the time of the Participant’s Termination of Service, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), “Cause” shall mean any of the following events has occurred: (a) the Participant’s continual or deliberate neglect of the performance of the Participant’s duties, including the failure to follow any lawful directive of the Board; (b) the Participant’s failure to devote substantially all of the Participant’s working time to the business of the Company and its Affiliates; (c) the Participant engaging willfully in misconduct in connection with the performance of any of the Participant’s duties, including, without limitation, the misappropriation of funds or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or its Affiliates; (d) the Participant’s material breach of any confidentiality, non-competition, non-solicitation or similar obligation binding on the Participant, including any such provisions set forth in any employee contract or agreement or other agreement to which the Participant is bound; (e) the Participant’s violation, in any material respect, of any written code of conduct or other material written policy of the Company; (f) the Participant’s active disloyalty to the Company or its Affiliates, including, without limitation, willfully aiding a competitor or improperly disclosing confidential information; or (g) the Participant engaging in conduct that may reasonably result in material injury to the reputation of the Company or its Affiliates, including conviction or entry of a plea of nolo contendere for a felony or any crime involving moral turpitude under federal, state or local laws.

(l)            “Change of Control” means the occurrence of any of the following:

(i)        any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “group”)), other than the LGP Entities, acquires direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding Class A Units or other voting securities of the Company (including any surviving entity by merger or consolidation), and shall include any merger or business combination with another unaffiliated Person if the Persons holding direct or indirect beneficial ownership in the aggregate of more than 50% of the outstanding Class A Units or other voting securities of the Company (including any surviving entity by merger or consolidation) immediately prior to such transaction cease to hold direct or indirect beneficial ownership of more than 50% of such outstanding Class A Units or other voting securities or otherwise control such entity immediately following such transaction; or

(ii)       other than in connection with a Roll-up Transaction, the Company (or any successor thereof, including any successor to all or substantially all of the assets thereof) sells or disposes of all or substantially all of its assets (or any other transaction having a similar effect is consummated, other than a merger or consolidation), other than the sale or transfer of assets to a directly or indirectly wholly-owned Subsidiary of the Company.

(m)          “Class A Capital Value” means (a) for each Class A Unit issued and outstanding as of the effective date of the LLC Agreement, one thousand dollars ($1000), and (b) unless the Board determines otherwise in its sole discretion, for each Class A Unit issued after such effective date, the Class A Unreturned Capital Value (calculated at such date of issuance) of a Class A Unit issued as of such effective date.

(n)           “Class A Unit” means a Unit having the rights and obligations specified with respect to a “Class A Unit” granted to a Member.

(o)           “Class A Unreturned Capital Value” means, for any Class A Unit at any time, the Class A Capital Value for such Class A Unit, reduced, but not below zero, by the aggregate amount of all distributions deemed made by the Company in respect of such Class A Unit pursuant to clause (i)(a) of the definition of “Phantom Unit Payment” prior to such time.

(p)           “Commission” means the U.S. Securities and Exchange Commission.

(q)           “Corporation” means any of the following, as the context may require: (a) any corporation that is the successor to the Company (whether by merger, conversion or otherwise) in a Roll-up Transaction and is the issuer in an Initial Public Offering; (b) any corporation the equity interests in which are received or receivable by Members in exchange for their Units in a Roll-up Transaction and that is the issuer in an Initial Public Offering or (c) any corporation that is a Subsidiary of the Company, the equity interests in which are distributed to Members in connection with a liquidation of the Company in a Roll-up Transaction, and that is the issuer in an Initial Public Offering.

(r)            “Disability” means, with respect to any Participant, (a) the Participant’s incompetence, as determined and declared by a court of competent jurisdiction or (b) as determined in good faith by the Company, that the mental or physical incapacity of the Participant is such that the Participant is incapable of rendering services to the Company for a period of ninety (90) consecutive days or for an aggregate of one hundred and twenty (120) days in any period of three hundred and sixty five (365) consecutive days.

(s)           “Eligible Person” means an employee, consultant or director of the Company or any of its Subsidiaries.

(t)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Fair Market Value” of any asset as of any date means the purchase price that a willing buyer, under no compulsion to buy and having all relevant knowledge, would pay a willing seller under no compulsion to sell for such asset in an arm’s-length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant; provided that for purposes of clause (II) of the proviso of the definition of “Phantom Unit Payment,” (x) the Fair Market Value of any Phantom Unit as of any date of determination (i) shall be the amount a holder of a Phantom Unit would receive with respect to such Phantom Unit, determined on the basis of a hypothetical liquidation of the Company at the date of determination in accordance with clauses (i) through (iv) of the definition of “Phantom Unit Payment” (which shall require a determination of the Fair Market Value of the assets of the Company in accordance with this definition) and (ii) shall be determined with a 20% minority discount, and (y) for purposes of the foregoing clause (x), the value of the Company shall be the amount that a willing buyer, under no compulsion to buy and having all relevant knowledge, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction, for the Company’s assets as a whole and as a going concern, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

(v)           “Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person with respect to any trust solely for the benefit of such Person and/or such Person’s relatives (and under the sole control of such Person and/or such Person’s relatives) or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person (or such Person’s relatives) shall have the sole and exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

(w)          “Initial Public Offering” means a bona fide underwritten primary and/or secondary public offering of Interests in the Company or common stock of a Corporation pursuant to a registration statement filed with the Commission.

(x)            “Interest” means the interest acquired by a Member in the Company, including such Member’s right (based on the type and class and/or series of Unit or Units held by such Member), as applicable, (i) to a distributive share of profits, losses, and other items of income, gain, loss, deduction and credits of the Company, (ii) to a distributive share of the assets of the Company, (iii) to vote on, consent to or otherwise participate in any decision of the Members, and (iv) to any and all other benefits to which such Member may be entitled as provided in the Act.

(y)           “LGP Entities” means any of (i) Green Equity Investors VII, L.P., a Delaware limited partnership, (ii) Green Equity Investors Side VII, L.P., a Delaware limited partnership, (iii) Milan Coinvest, LLC, a Delaware limited liability company, (iv) Milan Blocker LLC, a Delaware limited liability company and (v) Affiliates of any of the foregoing; provided, however, that the Company and its Subsidiaries shall not be considered LGP Entities.

(z)            “LGP Equity Investment” shall mean the amount of the total investment of the LGP Entities in equity securities of the Company and its Subsidiaries.

(aa)         “LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of June 24, 2019, as amended from time to time.

(bb)         “Measurement Date” shall mean each date on which the LGP Entities receive Cash Distributions in connection with their LGP Equity Investment.

(cc)         “Member” means Milan Aggregator LLC, a Delaware limited liability company, any Transferee thereof that is admitted to the Company, Abram Schumacher, Shikhar Saxena, and the additional Persons admitted from time to time as Members of the Company.

(dd)         “Participant” means an Eligible Person who has been granted an Award under this Plan.

(ee)         “Payment Dates” means the payment dates set forth in the applicable Award Agreement.

(ff)           “Performance Vesting Phantom Unit” shall mean a Phantom Unit that vests based wholly or in part on the attainment of performance conditions.

(gg)         “Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

(hh)         “Phantom Unit” means a notional unit representing a Participant’s right to receive a Phantom Unit Payment, subject to the terms and conditions set forth in this Plan and such Participant’s applicable Award Agreement.

(ii)            “Phantom Unit Payment” means the right to receive a payment from the Company (in cash or securities of the Company or one of its Affiliates or such other form of payment as the Board may determine in its sole discretion) on a Payment Date with respect to any Phantom Unit, which, as of any Payment Date, shall be equal to the amount of all distributions that would have been paid with respect to such Phantom Unit on or prior to such Payment Date had any distributions (other than tax distributions) made by the Company on or prior to such payment date been distributed in accordance with the following clauses (i) through (iv) (in lieu of the distribution waterfall in the LLC Agreement), in the case of each such distribution determined based on the number of Class A Units and Phantom Units outstanding and the amount of Class A Unreturned Capital Value on the date of such distribution; provided that (I) in the event of a Primary Payment Date that is the date of consummation of a Change of Control described in clause (i) of the definition thereof, the Phantom Unit Payment shall be determined by assuming that 100% of the aggregate equity value of the Company implied by the aggregate purchase price payable for the Units in such Change of Control were distributed to the Members and Participants pursuant to the following clauses (i) through (iv) and (II) in the event of a Primary Payment Date that is the date of a Qualifying Termination, the Phantom Unit Payment shall be equal to the Fair Market Value of the Phantom Unit as of such Payment Date.

(i)            Available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distribution) shall be distributed in the following order and priority:

a.	First, to each holder of Class A Units in proportion to and to the extent of the Class A Unreturned Capital Value with respect to each Class A Unit owned by each such holder immediately prior to such distribution, until the Class A Unreturned Capital Value with respect to each such Class A Unit has been returned to each such holder; and

b.	Second, to each holder of Class A Units and/or Time Vesting Phantom Units in proportion to the number of Class A Units and/or Time Vesting Phantom Units held by each such holder until the LGP Entities have received distributions pursuant to this clause (i) equal to 2.0 times the amount of the LGP Equity Investment;

c.	Third, to each holder of Performance Vesting Phantom Units until the distributions made with respect to each Performance Vesting Phantom Unit pursuant to this clause (i)(c) equal the distributions that have previously been made or would have previously been made with respect to a Time Vesting Phantom Unit with the same Base Amount as such Performance Vesting Phantom Unit; and

d.	Fourth, to each holder of Class A Units, Time Vesting Phantom and/or Performance Vesting Phantom Units in proportion to the number of Class A Units, Time Vesting Units and/or Performance Vesting Units held by each such holder; provided that Phantom Units, in the aggregate, shall not receive a share of any such distribution made that exceeds 8% of the aggregate distributions made pursuant to clauses (i)(b) and (i)(c) and this clause (i)(d). Any excess distributions shall reduce distributions among the applicable Phantom Units in a manner that shall be determined by the Board.

(ii)           Notwithstanding clause (i), any amount otherwise distributable to a Participant with respect to an unvested Phantom Unit (an “Unvested Distribution Amount”) pursuant to clause (i) shall not be paid to such Participant until such unvested Phantom Unit vests in accordance with the applicable Award Agreement. If any Phantom Unit is forfeited or cancelled prior to vesting, any Unvested Distribution Amounts with respect to such Phantom Unit shall be forfeited.

(iii)          Notwithstanding anything to the contrary contained herein, no distributions will be made in respect of any forfeited Phantom Unit.

(iv)          Notwithstanding clause (i), no amount shall be distributed with respect to a Phantom Unit unless, prior to such distribution, distributions have been made with respect to the Class A Units and the Phantom Units with a lower Base Amount (if any) (the “Prior Phantom Units”) such that the aggregate amount that holders of all Class A Units and Prior Phantom Units have received pursuant to clause (i) equals the Base Amount of such Phantom Unit (the making of such distributions, a “Threshold Event”). In the case of a distribution pursuant to clause (i) that causes a Threshold Event with respect to a holder of Phantom Units, the holder of such Phantom Units shall be eligible to receive only the pro rata share of the distribution being made pursuant to clause (i) that is in excess of the amount necessary to reach the Threshold Event. Without limiting any of its other powers herein, the Board may determine to amend this Plan in order to make such changes as the Board determines in its good faith discretion are necessary or appropriate to reflect the principles set forth in this clause (iv) and no such amendment shall, for purposes of this Agreement, be deemed to disproportionately and adversely affect any particular Participant.

(jj)           “Plan” means this Milan Parent, LLC 2019 Phantom Incentive Equity Plan.

(kk)         “Proprietary Information” shall mean, for purposes of Exhibit A of the Award Agreement, (a) the name or address of any customer, supplier or affiliate of the Company or any information concerning the transactions or relations of any customer, supplier or affiliate of the Company or any of its partners; (b) any information concerning any product, service, technology or procedure offered or used by the Company, or under development by or being considered for use by the Company; (c) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of the Company; (d) any Inventions covered by Section 5 of the Award Agreement; and (e) any other information which the Board has determined by resolution and communicated to the Participant in writing to be Proprietary Information for purposes hereof; provided, however, that “Proprietary Information” shall not include any information that is or becomes generally known to the public other than through actions of the Participant in violation of the restrictive covenants set forth in Exhibit A of the Award Agreement.

(ll)            “Qualifying Termination”, with respect to any Participant, shall mean such Participant’s Termination of Service (x) by the Company and its Subsidiaries without Cause, (y) by the Participant for any reason following the later of (i) June 24, 2021 and (ii) the second anniversary of the date of hire of the Participant by the Company or any of its Subsidiaries, or (z) due to the Participant’s death or Disability.

(mm)        “Roll-up Transaction” means a transaction or series of transactions in connection with the consummation of an Initial Public Offering pursuant to which Units will be exchanged for or converted into common shares of a C corporation (including, without limitation, a Subsidiary of the Company) that has substantially the same assets as directly or indirectly held by the Company prior to such transaction, which may include a liquidation of the Company.

(nn)         “Section 409A” means Section 409A of the Code and any regulations and guidelines issued thereunder.

(oo)         “Subsidiary” means, with respect to any Person, any other Person controlled by such Person.

(pp)         “Termination of Service” means, unless otherwise defined in an applicable Award Agreement, the termination of the Participant’s employment or other service relationship with the Company and all of its Subsidiaries by which the Participant is engaged. A Participant engaged by a Subsidiary of the Company shall also be deemed to incur a Termination of Service if the Subsidiary of the Company ceases to be such a Subsidiary and the Participant does not immediately thereafter become an employee or other service provider of the Company or another Subsidiary of the Company. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered a Termination of Service. For the avoidance of doubt, a transfer of an employee or other service provider from the Company to any Subsidiary of the Company, or from any Subsidiary of the Company to the Company or any other Subsidiary of the Company, shall not be considered a Termination of Service.

(qq)         “Time Vesting Phantom Unit” means a Phantom Unit that vests solely based on the passage of time.

(rr)           “Transfer” means any direct or indirect, when used as a noun, voluntary or involuntary sale, hypothecation, pledge, assignment (as collateral or otherwise), attachment, encumbrance, or other transfer or disposition, and, when used as a verb, means to, directly or indirectly, voluntarily or in-voluntarily, sell, hypothecate, pledge, assign (as collateral or otherwise), encumber, or otherwise transfer or dispose. “Transferor”, “Transferee” and all conjugations of “Transfer” shall have correlative meanings.

(ss)         “Units” means the units of the Company and includes the Class A Units and any other class of Units of the Company designated by the Board.